Exhibit 5.1

October 28, 2021

Range Resources Corporation

100 Throckmorton Street

Suite 1200

Fort Worth, TX 76102

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for Range Resources Corporation, a Delaware corporation (the “Company”), and certain of its subsidiaries with respect to the preparation of the Registration Statement on Form S-4 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with (i) the offer and exchange by the Company of up to $600,000,000 aggregate principal amount of its 8.250% Senior Notes due 2029 (the “New Notes”) under the Securities Act of 1933, as amended (the “Securities Act”), for up to $600,000,000 aggregate principal amount of the Company’s outstanding 8.250% Senior Notes due 2029 (the “Outstanding Notes”) and (ii) the guarantees (the “Guarantees”) by certain subsidiaries of the Company listed in the Registration Statement as guarantors (the “Guarantors”) of the Outstanding Notes and the New Notes. The New Notes will be issued under an Indenture, dated as of January 8, 2021, as supplemented (the “Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture and such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In connection with this opinion, we have assumed: (i) that all information contained in all documents reviewed by us is true and correct; (ii) that all signatures on all documents examined by us are genuine; (iii) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the Guarantors and the validity, binding effect and enforceability thereof upon the Company and the Guarantors); (iv) that all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (v) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; and (vi) that the New Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London New York Richmond Riyadh San Francisco Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

Range Resources Corporation October 28, 2021 Page 2

Based upon and subject to the foregoing, we are of the opinion that when the New Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, (i) such New Notes will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and (ii) the Guarantees will constitute the valid and binding obligations of the Guarantors, enforceable against each Guarantor in accordance with their terms, except in each case as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or at law).

We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indenture or the New Notes that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited to the laws of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the laws of the State of Texas and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.